SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8 - K

                                 Current Report
                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) : May 15, 2001

                               CALPROP CORPORATION
             (Exact name of registrant as specified in its charter)

         California                        1-6844                95-4044835
-------------------------------   ------------------------       ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

13160 Mindanao Way, Suite 180, Marina Del Rey, California          90292
---------------------------------------------------------      -------------
(Address of principal executive offices)                        (Zip Code)

(Registrant's telephone number, including area code) (310) 306-4314
                                                     --------------

                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report.)

ITEM 5. OTHER EVENTS.

      On May 15, 2001, Calprop Corporation issued a press release announcing its results of operations for the quarter ended March 31, 2001 and discussing certain other matters. The press release is filed as an exhibit hereto.

ITEM 7. EXHIBITS.

      The following exhibits are filed with this current report on Form 8 - K:

      Exhibit No.               Description
      -----------               -----------

         99       Press Release dated May 15, 2001 issued by Calprop Corporation

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        CALPROP CORPORATION


                   By:  /s/ Mark F. Spiro                            .
                        ---------------------------------------------
                        Mark F. Spiro
                        Vice President/Secretary/Treasurer
                        (Chief Financial and Accounting Officer)
                        May 16, 2000

FOR IMMEDIATE RELEASE
Tuesday, May 15, 2001

                     CALPROP REPORTS FIRST QUARTER RESULTS

           Company Reports Net Income of $1,344,177 in First Quarter

Marina Del Rey, CA, May 15, 2001 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three month period ended March 31, 2001, today reported net income from operations for the three month period ended March 31, 2001.

      "For the three month period ended March 31, 2001, Calprop earned net income of $1,344,177. As a result of continued strong sales in our California and Colorado markets, our backlog increased to $52,780,000 on 133 units, up 13.9% from $46,350,000 on 148 units a year ago. Presently, Calprop is developing nine projects as compared to ten projects at this time a year ago. Both the backlog and projects under development are the basis for continued anticipated profitability," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

      For the first quarter, Calprop's revenues were $23.7 million, an increase of $16,088,773 or 212.2% from $7.6 million of revenues in the first quarter a year ago. Income from development operations was $2,045,837 for the first quarter compared to a loss of $(322,839) in the same quarter a year ago. Net income for the first quarter of 2001 was $1,344,177 or $0.13 per share on 10,416,375 weighted average shares and common stock equivalents, compared with a net loss of $(573,085) or $(0.06) per share on 10,291,673 weighted average shares and common stock equivalents, in the same quarter a year ago. The improvement in results were primarily driven by an increase in sales revenue and improvement in income from development operations.

      Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California and Colorado. The Company's common stock is traded on the OTCBB under the symbol CLPO.

      For additional information:
      contact:                                  Mark F. Spiro, calprop.com
      email:                                    mspiro@calprop.com

                                (Tables Follow)

                              CALPROP CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                  (Unaudited)

                                                   March 31,          December
                                                     2001             31, 2000
                                                 (Unaudited)
                                                ------------       -------------

Real estate development                         $ 91,900,512        $ 98,544,447

Other assets:
  Cash and cash equivalents                        3,516,678           2,394,310
  Deferred and other assets                        6,535,343           6,535,343
  Other assets                                       874,126             863,412
                                                ------------       -------------
    Total other assets                            10,926,147           9,793,065
                                                ------------       -------------

    Total assets                                $102,826,659        $108,337,512
                                                ============       =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Trust deeds and notes payable                   $ 60,966,031        $ 66,341,488
Related party notes                               19,634,273          20,702,243
                                                ------------        ------------
    Total trust deeds and notes payable           80,600,304          87,043,731
Accounts payable and accrued liabilities           8,876,730           9,316,681
Warranty reserves                                    580,939             546,984
                                                ------------        ------------
    Total liabilities                             90,057,973          96,907,396
                                                ------------        ------------

Stockholders' equity:
Common stock, no par value
 Authorized -  20,000,000 shares
 Issued and outstanding - 10,290,535 shares
 at March 31, 2001 and December 31, 2000,
 respectively                                     10,290,535          10,290,535
    Additional paid-in capital                    25,849,961          25,849,961
    Deferred Compensation                          (105,525)           (105,525)
    Stock Purchase Loans                           (525,340)           (519,733)
    Accumulated deficit                         (22,740,945)        (24,085,122)
                                                ------------        ------------
    Total stockholders' equity                    12,768,686          11,430,116
                                                ------------        ------------

    Total liabilities and stockholders' equity  $102,826,659        $108,337,512
                                                ============        ============

                                    - more -

                              CALPROP CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                 ----------------------------
                                                     2001             2000
                                                 -----------       ----------
Development operations:
  Real estate sales                              $23,672,136       $7,583,363
  Cost of real estate sales                       21,626,299        7,906,202
                                                 -----------       ----------
Income (loss) from development operations          2,045,837        (322,839)

Other income                                          33,183           38,051
                                                 -----------       ----------

Other expenses:
  General and administrative expenses                734,843          636,005
  Interest expense                                        --           16,762
                                                 -----------       ----------
Total other expenses                                 734,843          652,767
                                                 -----------       ----------

                                                 -----------       ----------
Minority interests                                        --        (226,393)
                                                 -----------       ----------

Income (loss) before benefit for income taxes      1,344,177        (711,162)
Benefit for income taxes                                  --         $138,077
                                                 -----------       ----------
Net income (loss)                                $ 1,344,177       ($573,085)
                                                 ===========       ==========

Basic and diluted net loss per share                $   0.13          $(0.06)
                                                    ========          ======

Weighted average number of common shares and
  common stock equivalents adjusted for stock
  dividends                                       10,416,375       10,291,673

Units
     Single family homes                                  29               33
     Townhomes                                            39               --
                                                          --               --
Total                                                     68               33

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